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                             SECRETARY'S CERTIFICATE

      I, Elizabeth A. Watson, Secretary of The China Fund, Inc. (the "Fund"), hereby certify that the following resolutions were adopted by the Board of Directors of the Fund (all Directors voting) and separately by a majority of the Directors who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended, at a meeting duly called and held on September 12, 2008 at which a quorum was present and acting throughout:

      RESOLVED, that a fidelity bond covering the Fund written by the National Union Fire Insurance Company having an aggregate coverage of $1,000,000 and a premium of $3,000 be, and hereby is, approved by the Board of Directors (including all Directors who are "non-interested" Directors) it having been determined to be reasonable in form and amount, after giving due consideration to all factors deemed relevant by this Board, including, among other things, the value of the aggregate assets of the Fund to which any covered person may have access, the arrangements for custody and safekeeping of such assets and the nature of the securities in the portfolio of the Fund; and further

      RESOLVED, that the Fund's participation in the Bond is in the best interest of the Fund; and further

      RESOLVED, that Mary Moran Zeven and Elizabeth A. Watson be, and hereby are, authorized to file or cause to be filed the fidelity bond and appropriate notices with the Securities and Exchange Commission in accordance with paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940, as amended; and further

      RESOLVED, that the appropriate officers of the Fund be, and each hereby is, authorized to execute such documents, to make any and all payments and to take such actions as may be necessary or appropriate to carry out the purposes and intent of the preceding resolutions, the execution and delivery of such documents or taking of such actions to be conclusive evidence of the Board's approval.

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of January 2009.

                                            /s/ Elizabeth A. Watson
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                                            Elizabeth A. Watson
                                            Secretary